EXHIBIT 10.2
EIGHTH AMENDMENT TO
AMENDED REVOLVING CREDIT AGREEMENT
          EIGHTH AMENDMENT, dated as of June 16, 2010 (this “Agreement”), by and among Alon USA Energy, Inc., a Delaware corporation (the “Parent”), Alon USA, LP, f/k/a SWBU, L.P., a Texas limited partnership (“Alon LP”; together with such other subsidiaries of the Parent as may be designated as a borrower under the Credit Agreement by Alon LP with the prior written consent of the Agent (as defined below) and the Required Lenders (as defined in the Credit Agreement), each individually a “Borrower”, and, collectively, the “Borrowers”), all direct and indirect subsidiaries of the Parent other than the Excluded Subsidiaries (as defined in the Credit Agreement) (the Parent and such direct and indirect subsidiaries that are not Excluded Subsidiaries are hereinafter referred to individually as a “Guarantor Company” and, collectively, as the “Guarantor Companies”), the Lenders (as defined below), Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent for the Lenders (in such capacity, the “Agent”), and Bank Leumi USA, as co-arranger for the Lenders (“Bank Leumi”).
W I T N E S S E T H
          WHEREAS, the Borrowers, the Guarantor Companies, the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), the Agent and Bank Leumi are parties to the Amended Revolving Credit Agreement, dated as of June 22, 2006 (as amended by (i) the First Amendment, dated as of August 4, 2006, (ii) the Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, (iii) the Third Amendment, dated as of June 29, 2007, (iv) the Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, (v) the Fifth Amendment, dated as of July 31, 2009, (vi) the Sixth Amendment, dated as of May 10, 2010, and (vii) the Seventh Amendment, dated as of June 1, 2010, the “Credit Agreement”), pursuant to which the Lenders have made revolving loans to the Borrowers;
          WHEREAS, the Loan Parties have requested that the Lenders amend the Credit Agreement so that the leverage ratio and the interest coverage ratio not apply for the fiscal quarters ending September 30, 2010, and the Lenders, Bank Leumi and the Agent are willing to so amend Credit Agreement, subject to the terms and conditions set forth in this Agreement;
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.
     2. Amendments to Credit Agreement.
          (a) Financial Covenant — Funded Debt to EBITDA. Section 7.02(i)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               “(ii) Funded Debt to EBITDA. Permit the ratio of (A) the aggregate principal amount of all outstanding Indebtedness for borrowed money of Alon USA and its Consolidated Subsidiaries as of the end of any period of four consecutive Fiscal Quarters, less freely transferable cash and Permitted Investments of Alon USA and its Consolidated Subsidiaries not subject to any Lien (other than a Lien in favor of the Agent) as of the end of such period of four consecutive Fiscal Quarters, to (B) Consolidated EBITDA of Alon USA and its Consolidated Subsidiaries for such period of four consecutive Fiscal Quarters, to be greater than 4.0 to 1.0, provided that no such requirement shall apply with respect to the Fiscal Quarters ending March 31, 2010, June 30, 2010 and September 30, 2010.
Solely for the purposes of calculating the ratio set forth above, if, at the time the ratio is being determined, either Alon USA or any of its Subsidiary shall have completed any Disposition, Merger, incurrence of Indebtedness, Investment or Restricted Payment (or series of related Dispositions, Mergers, incurrence of Indebtedness, Investments or Restricted Payments) exceeding $25,000,000 in the aggregate since the beginning of the relevant four consecutive Fiscal Quarter period, the ratio shall be determined on a pro forma basis as if such Disposition, Merger, incurrence of Indebtedness, Investment or Restricted Payment, had occurred at the beginning of such period.”
          (b) Financial Covenant — Interest Coverage Ratio. Section 7.02(i)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
               “(iv) Interest Coverage Ratio. Permit the ratio (the “Interest Coverage Ratio”) of (A) Consolidated EBITDA of Alon USA and its Consolidated Subsidiaries, to (B) interest expense of Alon USA and its Consolidated Subsidiaries payable for such period, in each case as of the end of any period of four consecutive Fiscal Quarters, to be less than 2.0:1.0, provided that no such requirement shall apply with respect to the Fiscal Quarters ending March 31, 2010, June 30, 2010 and September 30, 2010.”
     3. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment on or before June 16, 2010, in a manner satisfactory to the Agent, of the following conditions (the date such conditions are fulfilled is hereafter referred to as the “Eighth Amendment Date”):
          (a) The Agent shall have received on or before the Eighth Amendment Date the following, each in form and substance satisfactory to the Agent:
               (i) five (5) copies of this Agreement, duly executed by the Loan Parties, the Agent and the Lenders; and
               (ii) five (5) copies of the Eighth Amendment Fee Letter, dated as of the date hereof, duly executed by the Borrowers and the Agent (the “Eighth Amendment Fee Letter”).

          (b) The Borrowers shall have paid to the Agent (i) for the benefit of the Lenders the Eighth Amendment Fee (as defined in the Eighth Amendment Fee Letter), and (ii) all other fees, costs, expenses and taxes payable on the Eighth Amendment Date pursuant to Section 12.05 of the Credit Agreement.
          (c) The representations and warranties contained in this Agreement, the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Eighth Amendment Date shall be true and correct on and as of the Eighth Amendment Date as though made on and as of such date, except to the extent that such representations or warranties expressly relate solely to an earlier date (in which case such representations or warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Eighth Amendment Date or would result from this Agreement becoming effective in accordance with its terms.
     4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to the Agent and the Lenders that, as of the Eighth Amendment Date, the representations and warranties contained in this Agreement, the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Eighth Amendment Date are true and correct in all respects on and as of the Eighth Amendment Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Eighth Amendment Date or will result from this Agreement becoming effective in accordance with its terms.
     5. Reservation of Rights. No action or acquiescence by the Agent and the Lenders, including, without limitation, this Agreement of, or the acceptance of any payments under, the Credit Agreement, shall constitute a waiver of any Default or Event of Default which may exist as of the Eighth Amendment Date. Accordingly, the Agent and the Lenders reserve all of their rights under the Credit Agreement, the Loan Documents, at law and otherwise regarding any such Default or Event of Default.
     6. Continued Effectiveness of Loan Documents. Each of the Loan Parties hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Eighth Amendment Date all references in any such Loan Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.
     7. Miscellaneous.

          (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereby by facsimile or electronic transmission shall be equally effective as delivery of a manually executed counterpart hereof.
          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          (C) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (d) THE COMPANIES, THE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          (e) Each Loan Party hereby acknowledges and agrees that this Agreement constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement.
          (f) The Loan Parties will pay on demand all reasonable fees, reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and the administration of the Credit Agreement, including, without limitation, the reasonable fees, out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower: ALON USA, LP
By:	Alon USA GP, LLC, a Delaware limited
liability company, its general partner

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Senior Vice President and Chief Financial Officer

Eighth Amendment to the Amended Revolving Credit Agreement

Guarantor Companies: ALON USA OPERATING, INC ALON USA REFINING, INC. ALON USA, INC. ALON USA ENERGY, INC. ALON PARAMOUNT HOLDINGS, INC. ALON USA GP, LLC ALON ASSETS, INC.
By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Senior Vice President and Chief Financial Officer

ALON USA CAPITAL, INC.
By:	/s/ Harlin Dean
	Name:	Harlin Dean
	Title:	Vice President and Secretary

ALON CRUDE PIPELINE, LLC
By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Vice President and Chief Financial Officer

Eighth Amendment to the Amended Revolving Credit Agreement

ALON BRANDS, INC. ALON USA DELAWARE, LLC ALON PIPELINE LOGISTICS, LLC
By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Vice President

Eighth Amendment to the Amended Revolving Credit Agreement

Agent and Lender: ISRAEL DISCOUNT BANK OF NEW YORK
By:	/s/ Amir Barash
	Name:	Amir Barash
	Title:	SVP

By:	/s/ Mali Golan
	Name:	Mali Golan
	Title:	Assistant VP

Eighth Amendment to the Amended Revolving Credit Agreement

Lender and Co-arranger: BANK LEUMI USA
By:	/s/ Gil Hershman
	Name:	Gil Hershman
	Title:	VP

By:	/s/ Noam Katz
	Name:	Noam Katz
	Title:	BO

Eighth Amendment to the Amended Revolving Credit Agreement